Exhibit 99

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

Loans	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
(Dollar amounts in thousands)
Commercial real estate	$728,852	$691,122	$618,754	$588,825	$595,146
Agricultural real estate	179,374	189,742	179,945	189,159	192,883
Consumer real estate	202,454	194,715	175,675	175,588	175,963
Commercial and industrial	194,767	216,609	202,958	189,246	238,175
Agricultural	105,580	100,756	100,022	94,358	103,330
Consumer	55,521	56,427	54,445	52,540	53,320
Other	31,096	13,549	14,088	15,757	9,030
Less: Net deferred loan fees and costs	(2,082)	(4,497)	(4,208)	(2,483)	(3,985)
Total loans, net	$1,495,562	$1,458,423	$1,341,679	$1,302,990	$1,363,862